Exhibit 32.1

CERTIFICATION

OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U. S. C. SECTION 1350,

In connection with the Annual Report of DarioHealth Corp. (the “Company”) on Form 10-K for the period ended December 31, 2025 (the “Report”), I, Erez Raphael, Chief Executive Officer of the Company, and I, Chen Franco-Yehuda, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 19, 2026	/s/ Erez Raphael
Erez Raphael
Chief Executive Officer
(Principal Executive Officer)

Date: March 19,2026	/s/ Chen Franco-Yehuda
Chen Franco-Yehuda
Chief Financial Officer, Secretary and Treasurer
(Principal Financial Officer)